UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  November 30, 2010

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01 Other Events.

The Company is announcing the successful completion and early termination of its 10b5-1 share re-purchase plan previously announced on November 3, 2010.  During the month of November, the Company re-purchased and is in the process of cancelling a total of 297,072 shares of its common stock.  The total cost was $2,450,844 at an average share price of $8.25 per share.  As part of its ongoing consideration of alternative ways to leverage the Company’s strong cash position, the Company's Board of Directors is currently evaluating the implementation of another 10b5-1 share repurchase plan.

The Oregon Court of Appeals recently ruled in the case of Greenwood Products and Jewett-Cameron Lumber Corp. v. Greenwood Forest Products, et al. that the judgment in favor of plaintiffs should be reversed and the judgment in favor of defendants should stand.  The judgment was for $819,000 plus attorneys fees.  The judgment against plaintiffs is for $1,043,757.   After consulting with counsel, we have concluded that the appropriate course of action is to appeal to the Oregon Supreme Court.  We will follow that advice of counsel. Additional information on Greenwood Products, Inc. et al v. Greenwood Forest Products, Inc. is contained in the Company's Form 10-K Annual Report dated November 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2010

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/ " Donald Boone"

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date: November 30, 2010

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  "Murray G. Smith"

Name: Murray G. Smith

Title: Chief Financial Officer